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SECOND BANCORP, INCORPORATED AND SUBSIDIARY
STATEMENT 11  RE:   COMPUTATION OF EARNINGS PER SHARE
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

                                                               Three Months Ended              Nine Months Ended
                                                                  September 30                   September 30
                                                                  ------------                   ------------
                                                              1997            1996           1997            1996
                                                              ----            ----           ----            ----

PRIMARY:
Average shares issued                                       6,819,445      6,704,180      6,757,812      5,869,284
Less: Treasury shares                                         (50,400)        (3,370)       (48,012)        (1,132)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price.                                  65,270         63,216         58,488         55,714
                                                          -----------    -----------    -----------    -----------
                                                            6,834,315      6,764,026      6,768,288      5,923,866

Net income applicable to Common Stock                     $     2,305    $     1,683    $     6,646    $     5,478

Per share amount                                          $      0.34    $      0.25    $      0.98    $      0.92


FULLY DILUTED:
Average shares issued                                       6,819,445      6,704,180      6,757,812      5,869,284
Less: Treasury shares                                         (50,400)        (3,370)       (48,012)        (1,132)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price or period-
  end market price, whichever is higher                        66,586         68,044         73,863         69,530
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                                  0          2,938              0        830,264
                                                          -----------    -----------    -----------    -----------
                                                            6,835,631      6,771,792      6,783,663      6,767,946

Net income                                                $     2,305    $     1,683    $     6,646    $     5,934

Per share amount                                          $      0.34    $      0.25    $      0.98    $      0.88

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